Exhibit 99.1

HCI Group Reports First Quarter 2021 Results

Tampa, Fla. – May 6, 2021 –  HCI Group, Inc. (NYSE:HCI), an InsurTech company with operations in insurance, software development and real estate, reported results for the quarter ended March 31, 2021.

First Quarter 2021 - Financial Results

Net income for the first quarter of 2021 totaled $6.1 million or $0.75 diluted earnings per share compared with $0.5 million or $0.07 diluted earnings per share in the first quarter of 2020. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $6.4 million or $0.77 diluted earnings per share compared with $4.2 million or $0.54 diluted earnings per share in the first quarter of 2020. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $125.8 million for the first quarter of 2021 were up 64.4% from $76.5 million in the first quarter of 2020. This increase was due to the growth of Homeowners Choice gross written premiums from $58.1 million to $81.0 million and the growth of TypTap Insurance Company gross written premiums from $18.4 million to $44.9 million.

Consolidated gross premiums earned of $130.9 million for the first quarter of 2021 were up 41.8% from $92.4 million in the first quarter of 2020. The increase was driven by the growth in Homeowners Choice gross premiums earned from $75.8 million to $102.1 million and the growth of TypTap gross premiums earned from $16.6 million to $28.8 million.

Premiums ceded for reinsurance for the first quarter of 2021 increased to $43.1 million from $30.7 million in the first quarter of 2020 and represented 32.9% and 33.3%, respectively, of gross premiums earned.

Net investment income was $4.6 million, compared with a net investment loss of $0.2 million in the first quarter of 2020. This increase was due to an increase in limited partnership income as well as a lawsuit settlement in the real estate division.

Net realized investment gains were $1.1 million compared with a net realized investment losses of $2.2 million in the first quarter of 2020.

Net unrealized investment losses were $0.3 million in the first quarter of 2021 compared with net unrealized losses of $4.8 million in 2020.

Losses and loss adjustment expenses were $45.8 million compared with $28.1 million in the same period in 2020. The increase was driven primarily by the growth in gross premiums earned.

Policy acquisition and other underwriting expenses were $23.1 million compared with $11.8 million in the same quarter of 2020. The increase relates to the growth in gross premiums earned.

Interest expense decreased to $2.1 million in the first quarter of 2021 compared with $3.0 in the first quarter of 2020 due to the early adoption of a new accounting standard requiring the reversal of discounts previously recorded to account for the cash conversion feature of the Company’s convertible debt instrument. As a result, interest expense no longer includes amounts representing the amortization of the discount.

The effective tax rate for the first quarter was 32.2% versus a rate of 16.7% for the first quarter of 2020. The increase in the effective tax rate was primarily due to the derecognition of deferred tax assets attributable to unvested restricted stock that was cancelled in the quarter offset by a decrease in the non-deductibility of certain executive compensation.

First Quarter 2021 – Other Events

During the first quarter of 2021, the Company repaid the $23.75 million outstanding balance of its revolving credit facility, leaving the full $65 million line of credit available to the Company as of March 31, 2021.

Long-term debt increased to $160.5 million in the first quarter of 2021 compared with $156.5 million at December 31, 2020. The $4 million increase did not result from new indebtedness but was caused by the early adoption of a new accounting standard that allows the reversal of the discount previously recorded to account for the cash conversion feature of the Company’s 4.25% convertible senior notes.

During the first quarter of 2021, the Company’s subsidiary, TypTap Insurance Group, Inc., completed a capital investment transaction with a fund associated with Centerbridge Partners L.P. As a result of this transaction, the Company recorded $85.9 million of redeemable noncontrolling interest on the balance sheet reflecting the cash increase of $100 million from the initial proceeds received from Centerbridge less $6.3 million of issuance costs and $8.6 million of fair value assigned to the warrants to purchase HCI stock that were granted as part of the transaction.

During the quarter, the number of common shares outstanding increased from 7,785,617 to 8,289,682. The increase is attributable to 100,000 shares issued to United Property & Casualty Insurance Company in connection with a renewal rights agreement as well as a net increase in the number of restricted common shares of 404,065.

Total equity increased to $217.6 million in the first quarter of 2021 compared with $201.1 million at December 31, 2020. The $16.5 million increase was primarily due to the $8.6 million of fair value assigned to the issued warrants and $5.4 million for HCI common stock issued to United Property & Casualty Insurance Company. Book value per common share (including noncontrolling interest) increased to $26.25 at March 31, 2021 compared with $25.83 at December 31, 2020.

Management Commentary

“We are reaping the benefits of decisions we made in previous periods,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We expect to report more benefits as 2021 progresses.”

Conference Call

HCI Group will hold a conference call later today, May 6, 2021, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question-and-answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (877) 545-0320

Listen-only international number: (973) 528-0016

Entry Code: 606423

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through June 6, 2021.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 40734

About HCI Group, Inc.

HCI Group, Inc. is an InsurTech company with operations in insurance, software development and real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc.  HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Rachel Swansiger, Esq.

Investor Relations

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Jordan Schmidt

Gateway Investor Relations

Tel (949) 386-6332

jordan@gatewayir.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $58,921 and $70,265, respectively) (allowance for credit losses: $579 and $588, respectively)	$60,202	$71,722
Equity securities, at fair value (cost: $45,968 and $47,029, respectively)	49,800	51,130
Limited partnership investments	26,726	27,691
Investment in unconsolidated joint venture, at equity	680	705
Real estate investments	74,015	74,472
Total investments	211,423	225,720

Cash and cash equivalents	553,397	431,341
Restricted cash	2,400	2,400
Accrued interest and dividends receivable	595	588
Income taxes receivable	481	4,554
Premiums receivable, net	29,459	68,382
Prepaid reinsurance premiums	14,974	36,376
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	10,652	14,127
Unpaid losses and loss adjustment expenses (allowance: $73 and $85, respectively)	61,070	71,019
Deferred policy acquisition costs	40,466	43,858
Property and equipment, net	13,026	12,767
Right-of-use-assets - operating leases	3,571	4,002
Intangible assets, net	11,255	3,568
Other assets	63,784	22,611

Total assets	$1,016,553	$941,313

Liabilities and Equity
Losses and loss adjustment expenses	$205,773	$212,169
Unearned premiums	264,305	269,399
Advance premiums	24,291	11,370
Assumed reinsurance balances payable	88	87
Reinsurance payable on paid losses and loss adjustment expenses	2,317	—
Accrued expenses	14,404	10,181
Deferred income taxes, net	10,052	11,925
Revolving credit facility	—	23,750
Long-term debt	160,539	156,511
Lease liabilities - operating leases	3,579	4,014
Other liabilities	27,705	40,771

Total liabilities	713,053	740,177

Commitments and contingencies
Redeemable noncontrolling interest	85,892	—

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 8,289,682 and 7,785,617 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	—	—
Additional paid-in capital	—	—
Retained income	216,086	199,592
Accumulated other comprehensive income, net of taxes	1,405	1,544
Total stockholders’ equity	217,491	201,136
Noncontrolling interests	117	—
Total equity	217,608	201,136

Total liabilities, redeemable noncontrolling interest, and equity	$1,016,553	$941,313

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue

Gross premiums earned	$130,942	$92,365
Premiums ceded	(43,099)	(30,719)

Net premiums earned	87,843	61,646

Net investment income (loss)	4,594	(192)
Net realized investment gains (losses)	1,113	(2,244)
Net unrealized investment losses	(269)	(4,805)
Credit losses on investments	—	(439)
Policy fee income	970	829
Other	623	585

Total revenue	94,874	55,380

Expenses

Losses and loss adjustment expenses	45,751	28,078
Policy acquisition and other underwriting expenses	23,065	11,826
General and administrative personnel expenses	9,650	8,367
Interest expense	2,079	2,970
Other operating expenses	4,227	3,482

Total expenses	84,772	54,723

Income before income taxes	10,102	657

Income tax expense	3,257	110

Net income	6,845	547
Net income attributable to redeemable noncontrolling interest	(794)	—
Net loss attributable to noncontrolling interests	97	—

Net income attributable to HCI	$6,148	$547

Basic earnings per share	$0.82	$0.07

Diluted earnings per share	$0.75	$0.07

Dividends per share	$0.40	$0.40

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Three Months Ended
GAAP	March 31, 2021			March 31, 2020
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income attributable to HCI	$6,148			$547
Less: Income attributable to participating securities	(18)			(13)

Basic Earnings Per Share:
Income allocated to common stockholders	6,130	7,474	$0.82	534	7,369	$0.07

Effect of Dilutive Securities:
Stock options	—	96		—	9
Convertible senior notes (b)	1,312	2,288		—	—
Warrants	—	72		—	—

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$7,442	9,930	$0.75	$534	7,378	$0.07

(a) Shares in thousands.
(b) For the three months ended March 31, 2020, convertible senior notes were excluded due to their anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
GAAP Net income attributable to HCI	$6,148	$547
Net unrealized investment losses (gains)	$269	$4,805
Less: Tax effect at 24.52182%	$(66)	$(1,178)
Net adjustment to Net income	$203	$3,627
Non-GAAP Adjusted Net income	$6,351	$4,174

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Three Months Ended
Non-GAAP	March 31, 2021			March 31, 2020
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income attributable to HCI (non-GAAP)	$6,351			$4,174
Less: Income attributable to participating securities	(31)			(200)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	6,320	7,474	$0.85	3,974	7,369	$0.54

Effect of Dilutive Securities:
Stock options	—	96		—	9
Convertible senior notes (b)	1,312	2,288		—	—
Warrants	—	72		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$7,632	9,930	$0.77	$3,974	7,378	$0.54

(a) Shares in thousands.
(b) For the three months ended March 31, 2020, convertible senior notes were excluded due to their anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
GAAP diluted Earnings Per Share	$0.75	$0.07
Net unrealized investment losses (gains)	$0.03	$0.65
Less: Tax effect at 24.52182%	$(0.01)	$(0.18)
Net adjustment to GAAP diluted EPS	$0.02	$0.47
Non-GAAP Adjusted diluted EPS	$0.77	$0.54